Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact: Mark Oswald (734) 855-3140

Media Contact: Colleen Hanley (734) 855-2610

TRW Confirms Receipt of Acquisition Proposal

LIVONIA, MICHIGAN, July 10, 2014 — TRW Automotive Holdings Corp. (NYSE: TRW), confirmed today that it received a preliminary, non-binding proposal to acquire the Company.  The Company is evaluating the proposal as well as other strategic alternatives which may enhance stockholder value.  The Company will continue to execute its existing business plan while it conducts this analysis.

The Company has not made a decision to pursue any specific strategic transaction or any other strategic alternative, and there is no set timetable for the strategic review process.  There can be no assurance that the process described above will result in the consummation of any transaction or any changes to the Company’s current business plan.  The Company undertakes no obligation to provide further updates and does not intend to comment further regarding the evaluation of any offers or strategic alternatives until such time as its Board of Directors has determined the outcome of the process or otherwise has deemed that disclosure is appropriate.

The Company has retained Goldman, Sachs & Co. as its financial advisor.

About TRW

With 2013 sales of $17.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including those set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2013 and our report on Form 10-Q for the fiscal quarter ended March 28, 2014, including: economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; commodity inflationary pressures adversely affecting our profitability or supply base; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; and other risks and uncertainties set forth in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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